EXHIBIT 11.1

           VETERINARY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                 COMPUTATIONS OF PER SHARE EARNINGS (LOSS)



     The computations of net earnings (loss) per share for three and nine months ended September 30, 1997 and 1996 are as follows:


                                                              Three Months Ended                    Nine Months Ended
                                                                 September 30,                         September 30,
                                                               1997            1996               1997          1996
                                                           -----------     ------------       -----------   -------------
Primary:
   Net income (loss)                                       $ 3,415,000     $(11,469,000)      $ 9,176,000   $(12,013,000)
                                                           ===========     =============      ===========   =============


   Average common shares outstanding                        19,472,000        17,250,000       19,472,000      14,890,000
   Dilutive common equivalent share issuable upon:
    Conversion of preferred stock                              583,000                --          583,000              --
    Exercise of options to purchase common shares            1,114,000                --        1,243,000              --
    Issuance of contingently issuable shares                   136,000                --          222,000              --
                                                           -----------     ------------       -----------   -------------
                                                            21,305,000        17,250,000       21,520,000      14,890,000
                                                           ===========     =============      ===========   =============

   Net earnings (loss) per share                                $ 0.16          $ (0.66)           $ 0.44        $ (0.81)
                                                                ======          ========           ======        =======

Fully Diluted:
   Net income (loss)                                       $ 3,415,000     $(11,469,000)      $ 9,176,000   $(12,013,000)
    Addback:  Interest expense, net of tax,
     applicable to convertible debt                            714,000           684,000        2,151,000       1,269,000
                                                           -----------     ------------       -----------   -------------
                                                           $ 4,129,000     $(10,785,000)      $11,327,000   $(10,744,000)
                                                           ===========     =============      ===========   =============
   Average common shares outstanding                        19,472,000        17,250,000       19,472,000      14,890,000
   Dilutive common equivalent share issuable upon:
     Conversion of preferred stock                             583,000           583,000          583,000         583,000
     Redemption of redeemable warrants                          --                --               --             950,000
     Exercise of options to purchase common shares           1,279,000           943,000        1,243,000       1,047,000
     Issuance of contingently issuable shares                  136,000           765,000          222,000         --
     Conversion of convertible debt                          2,493,000         2,505,000        2,505,000       1,542,000
                                                           -----------     ------------       -----------   -------------
                                                            23,963,000        22,046,000       24,025,000      19,012,000
                                                           ===========     =============      ===========   =============

Net earnings (loss) per share                                   $ 0.17          $ (0.49)           $ 0.47        $ (0.57)
                                                                ======           =======            ======        ========

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